UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

MOTUS GI HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On March 26, 2019, Motus GI Holdings, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Piper Jaffray & Co. (“Piper Jaffray”), as sales agent, pursuant to which the Company may offer and sell, from time to time, through Piper Jaffray shares of its common stock, par value $0.0001 per share (the “Common Stock”).

The Company is not obligated to sell any shares under the Equity Distribution Agreement. Subject to the terms and conditions of the Equity Distribution Agreement, Piper Jaffray will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of The Nasdaq Capital Market to sell shares from time to time based upon the Company’s instructions, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Upon delivery of a placement notice, and subject to the Company’s instructions in that notice, and the terms and conditions of the Equity Distribution Agreement generally, Piper Jaffray may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on or through The Nasdaq Capital Market. In addition, with the Company’s prior written consent, Piper Jaffray may also sell shares by any other method permitted by law, including in negotiated transactions. Piper Jaffray’s obligations to sell shares under the Equity Distribution Agreement are subject to satisfaction of certain conditions, including the effectiveness of the registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2019 and other customary closing conditions for transactions of this nature.

The Company will pay Piper Jaffray a commission of up to 3.0% of the aggregate gross proceeds from each sale of shares and has agreed to provide Piper Jaffray with customary indemnification and contribution rights. The Company has also agreed to reimburse Piper Jaffray for certain specified expenses, in connection with entering into the Equity Distribution Agreement.

Shares of Common Stock will be offered and sold pursuant to the Registration Statement and the equity distribution agreement prospectus that forms a part of such Registration Statement, following such time as the Registration Statement is declared effective by the SEC, for an aggregate offering price of up to $25.0 million.

The Equity Distribution Agreement may be terminated by us at any time upon ten (10) days’ prior written notice, by Piper Jaffray & Co. at any time on the close of business on the date of receipt of written notice, and by Piper Jaffray & Co. at any time in certain circumstances, including any suspension or limitation on the trading of our common stock on The Nasdaq Capital Market, as further described in the Equity Distribution Agreement.

The foregoing summary of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, which is attached as an exhibit to the Registration Statement and incorporated by reference into this Item 1.01.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Equity Distribution Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.02. Results of Operations and Financial Condition.

The Company issued a press release on March 27, 2019, disclosing financial information and operating metrics for its fiscal year ended December 31, 2018, and discussing its business outlook. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

The information in this Current Report on Form 8-K under Items 2.02 and 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated March 26, 2019, by and between the Registrant and Piper Jaffray & Co. (incorporated by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3 filed with the SEC on March 26, 2019).

99.1	Press Release issued by Motus GI Holding, Inc. March 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: March 27, 2019	By:	/s/ Timothy P. Moran
	Name:	Timothy P. Moran
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated March 26, 2019, by and between the Registrant and Piper Jaffray & Co. (incorporated by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3 filed with the SEC on March 26, 2019).

99.1	Press Release issued by Motus GI Holding, Inc. March 27, 2019